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                                                                 Exhibit 23.1(e)


                          [LETTERHEAD OF DARBY & DARBY]



January 5, 2000                                               Andrew Baum
                                                              MEMBER OF THE FIRM
Reference:  1708/8B945                                        (212) 527-7722
                                                              abaum@darbylaw.com







TMP Worldwide Inc.
1633 Broadway
New York, New York  10019

Re:  TMP Worldwide Inc.
     Registration Statement on Form S-3
     ----------------------------------

Dear Sirs:

We consent to the reference to this firm under the captions "Risk Factors -- We are vulnerable to intellectual property claims brought against us by others" and "Experts" in the Prospectus contained in the above-referenced Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

Very truly yours,

DARBY & DARBY P.C.



By  /s/ Andrew Baum
    --------------------------
        Andrew Baum


AB:em